Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, our report dated June 1, 2011 relating to the financial statements of ScripsAmerica, Inc. as of and for the years ended December 31, 2010 and 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Raich Ende Malter & Co. LLP

RAICH ENDE MALTER & CO. LLP
New York, New York
June 10, 2011